UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2012

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The Hertz Corporation (“Hertz”) is filing as Exhibit 99.1 hereto a press release issued on October 1, 2012 by Hertz’s ultimate parent company, Hertz Global Holdings, Inc. (“Hertz Holdings”), announcing the proposed private offering by a newly-formed, wholly-owned subsidiary of Hertz Holdings and Hertz, HDTFS, Inc. (the “Escrow Issuer”), of $600,000,000 aggregate principal amount of senior notes due 2020 and $600,000,000 aggregate principal amount of senior notes due 2022 (collectively, the “Notes”), subject to market and other conditions. The contents of such press release are incorporated by reference in this Item 8.01.

Hertz also expects to incur incremental term loans (the “Incremental Term Loans”) under its March 2011 credit agreement that provides for a secured term loan facility (as amended, the “Senior Term Facility”). The Incremental Term Loans are currently expected to be incurred in an aggregate principal amount of $750.0 million, and to be secured by the same collateral and generally have the same terms (including the same interest rate margin) as the existing term loans under the Senior Term Facility.

The Incremental Term Loans would be drawn in connection with the consummation of the previously announced tender offer (the “Offer”) by HDTMS, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Hertz Holdings (“Merger Sub”), to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“Dollar Thrifty”), for $87.50 per share, net to the seller in cash, without interest and less any required withholding taxes. The Offer was commenced by Merger Sub pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and among Hertz Holdings, Merger Sub and Dollar Thrifty, pursuant to which Hertz Holdings agreed to acquire Dollar Thrifty in a two-step transaction involving: (i) first, the Offer; and (ii) second, following consummation of the Offer and subject to the approval of Dollar Thrifty’s stockholders if required by applicable law, the merger of Merger Sub with and into Dollar Thrifty, with Dollar Thrifty becoming a wholly-owned subsidiary of Hertz. The Incremental Term Loans would be incurred to, among other things, finance the transactions contemplated by the Merger Agreement.

Hertz does not expect either the offering of the Notes or the incurrence of the Incremental Term Loans to affect the timing of the United States Federal Trade Commission’s decision on the proposed acquisition of Dollar Thrifty.

The foregoing description of (i) the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K of Hertz Holdings filed August 27, 2012 and (ii) the Offer does not purport to be a complete description and is qualified in its entirety by reference to the tender offer statement on Schedule TO filed by Hertz Holdings on September 10, 2012 and related exhibits thereto (as the same may be updated and amended), including the Offer to Purchase attached as Exhibit 99(a)(1)(A) thereto.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Examples of forward-looking statements include information concerning Hertz’s outlook, anticipated revenues and results of operations, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that Hertz has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Among other items, such factors could include: our ability to obtain regulatory approval for and to consummate an acquisition of Dollar Thrifty; the risk that expected synergies, operational efficiencies and cost savings from a Dollar Thrifty acquisition may not be fully realized or realized within the expected time frame; the risk that unexpected costs will be incurred in connection with the proposed Dollar Thrifty transaction; the retention of certain key employees of Dollar Thrifty may be difficult; the operational and profitability impact of divestitures required to be undertaken to secure regulatory approval for an acquisition of Dollar Thrifty; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives; occurrences that disrupt rental activity during our peak periods; our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs; our ability to accurately estimate future levels of rental activity and adjust the size of our fleet accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness; safety recalls by the manufacturers of our vehicles and equipment; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles and equipment; any impact on us from the actions of our licensees, franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation; risks related to our indebtedness, including our substantial amount of debt and our ability to incur substantially more debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our senior credit facilities, our outstanding unsecured senior notes and certain asset-backed and asset-based funding arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team; the effect of tangible and intangible asset impairment charges; the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices; and our exposure to fluctuations in foreign exchange rates. Additional information concerning these and other factors can be found in our filings and Dollar Thrifty’s filings with the Securities and Exchange Commission (the “SEC”), including our and Dollar Thrifty’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Hertz therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to Hertz or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On September 10, 2012, Hertz Holdings filed with the SEC a tender offer statement on Schedule TO regarding the Offer described herein and Dollar Thrifty filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”).  Investors and security holders of Dollar Thrifty are strongly advised to read the tender offer statement (as updated and amended) filed by Hertz Holdings with the SEC and Schedule 14D-9 (as updated and amended) filed by Dollar Thrifty with the SEC, because they contain important information that Dollar Thrifty’s stockholders should consider before tendering their shares.  The tender offer statement and other documents filed by Hertz Holdings and Dollar Thrifty with the SEC are available for free at the SEC’s web site (http://www.sec.gov).  Copies of Hertz Holdings’ filings with the SEC may also be obtained by directing a request to Hertz Holdings at (201) 307-2100.  Copies of Dollar Thrifty’s filings with the SEC are also available free of charge on Dollar Thrifty’s website at www.dtag.com or by contacting Dollar Thrifty’s Investor Relations Department at (918) 669-2236.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit 99.1	Press Release of Hertz Holdings announcing proposed private offering of $1.2 billion of senior notes, dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Hertz Holdings announcing proposed private offering of $1.2 billion of senior notes, dated October 1, 2012.